Exhibit 10.2

June 22, 2021

VIA FEDEX

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Attention: Tom Higgins

Re: Termination of Sales Agreement with Ritter Pharmaceuticals, Inc. (nka Qualigen Therapeutics, Inc.)

Gentlemen,

Pursuant to Section 11(b) of the Sales Agreement dated November 6, 2019 between you and Ritter Pharmaceuticals, Inc. (now known as Qualigen Therapeutics, Inc.), we hereby notify you that we are terminating such Sales Agreement. Allowing for the required advance-notice period, the effective date of the termination will be July 3, 2021. It would be convenient and much appreciated if we could agree that the date of termination could be accelerated to June 25; please email if this is acceptable.

Very truly yours,

/s/ Michael S. Poirier
Michael S. Poirier
Chairman, Chief Executive Officer and President,
Qualigen Therapeutics, Inc.

cc (via FedEx):	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attention: Anthony J. Marsico, Esq.